EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Aramark (the “Company”) on Form 10-Q for the fiscal quarter ended April 1, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Eric J. Foss, Chairman, President and Chief Executive Officer of the Company, and Stephen P. Bramlage, Jr., Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on each of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2016

/s/ ERIC J. FOSS
Eric J. Foss
Chairman, President and Chief Executive Officer

/s/ STEPHEN P. BRAMLAGE, JR.
Stephen P. Bramlage, Jr.
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.